UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 13, 2010

SECURED DIGITAL APPLICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25658	84-1357927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue, 10th Floor
New York, New York	10169
(Address of Principal Executive Offices)	(Zip Code)

(212) 551-1747
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On May 12, 2010, Secured Digital Applications, Inc. (the “Company”) and Active Valor International Limited (“AVI”) executed a Stock Purchase Agreement to sell the remaining 10% equity interest in Malaysia-based DigitalApps Sdn Bhd to AVI for $800,000.  The transaction is intended to close within 45 days from date of the Stock Purchase Agreement.

The Company’s sale of its 10% equity interest in DigitalApps Sdn Bhd represents the divestiture of a non-core asset.  The Company plans to focus on its growing solar and wind energy generation, SmartHome and logistics control operations in Asia.

Prior to this intended transaction, AVI owned 90% equity interest in DigitalApps Sdn Bhd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURED DIGITAL APPLICATIONS, INC.

Date: May 13, 2010	By:	/s/ Kamaruddin Bujang
Kamaruddin Bujang
President & Chief Executive Officer